EXHIBIT 99.2

                              MEDICONSULT.COM, INC.
             SPECIAL MEETING OF STOCKHOLDERS ___________ ____, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              MEDICONSULT.COM, INC.

         The undersigned hereby appoints Ian D. Sutcliffe and E. Michael Ingram, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $0.001 par value per share, of Mediconsult.com, Inc. held of record by the undersigned on January 31, 2001 at the special meeting of stockholders to be held on ___________ ____, 2001 or any adjournment or adjournments thereof.

         Proposal. To adopt a merger agreement dated as of January 9, 2001 under which:

         o Mediconsult will merge with a wholly-owned subsidiary of Andrx Corporation, a Delaware corporation newly formed by Andrx for this purpose, and become a wholly-owned subsidiary of Andrx;

         o Each outstanding share of Mediconsult's common stock will be converted into 0.1430 of a share of the class of Andrx Corporation common stock which tracks the Internet business of Andrx Corporation known as Cybear Group, and is referred to as Cybear tracking stock, subject to adjustment; and

         o Ian D. Sutcliffe, currently Chief Executive Officer and a director of Mediconsult, will be appointed as the representative of the Mediconsult stockholders to act on behalf of the Mediconsult stockholders in connection with the merger and any possible adjustments to the number of shares of Cybear tracking stock you will receive as referred to in the merger agreement.


                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.


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         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR the Proposal.

                                       Dated: ________________________ , 2001

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                                                         (Signature)
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                                                         (Signature)

                                       PLEASE SIGN HERE

                                       Please date this proxy and sign your name exactly as it appears hereon.

                                       Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.


      PLEASE DATE, SIGN, AND MAIL THIS PROXYCARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.